                                                   Registration No. 333-
                                                   Filed August 5, 1997



                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                    -------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    -------------

                      First Federal Bancshares of Arkansas, Inc.
       -----------------------------------------------------------------------
       (Exact Name of Registrant as specified in its Articles of Incorporation)


             Texas                                     71-0785261
    -----------------------                --------------------------------
    (State of incorporation)               (IRS Employer Identification No.)



                                 200 West Stephenson
                              Harrison, Arkansas  72601
             -----------------------------------------------------------
             (Address of principal executive offices, including zip code)


                      First Federal Bancshares of Arkansas, Inc.
                                   Stock Option Plan
                      ------------------------------------------
                               (Full Title of the Plan)




                                          Copies to:


Larry J. Brandt                           Kevin M. Houlihan, Esq.
President and Chief Operating Officer     Elias, Matz, Tiernan & Herrick L.L.P.
First Federal Bancshares                  734 15th Street, N.W.
 of Arkansas, Inc.                        Washington, D.C.  20005
200 West Stephenson Street                (202) 347-0300
Harrison, Arkansas  72601
---------------------------------------
(Name and Address of Agent For Service)

(501) 741-7641
---------------------------------------
(Telephone Number, Including Area Code,
 of Agent for Service)

                                  Page 1 of 25 pages
                       Index to Exhibits is located on page 5.

                           CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
       Title of                          Maximum       Maximum
      Securities                        Offering      Aggregate     Amount of
        to be           Amount to be      Price       Offering     Registration
      Registered        Registered(1)   Per Share       Price          Fee
-----------------------------------------------------------------------------------
Common Stock, par
       value $.01          496,073     $ 19.27(3)   $9,559,327(3)     $2,896.48

Common Stock, par
       value $.01           19,302     $21.375(4)   $   412,580(4)    $  125.01
                        -------------               -----------      ----------
            Total          515,375(2)               $ 9,971,907       $3,021.49
                        ----------                  -----------      ----------
                        ----------                  -----------      ----------
-----------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Federal Bancshares of Arkansas, Inc. ("Company" or "Registrant") Stock Option Plan ("Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $.01 par value per share ("Common Stock"), of the Company.

(2) Represents shares currently reserved for issuance pursuant to the Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for options to purchase 496,073 shares of Common Stock which have been granted under the Option Plan as of the date hereof but not yet exercised.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for 19,302 shares for which stock options have not been granted under the Option Plan is equal to the average of the high and low prices of the Common Stock of the Company on July 31, 1997 on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market.

                         __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                  PART I*

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


______________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K of the Company for the year ended December 31, 1996;

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in clause (a) above;

         (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-28312) filed with the Commission on April 12, 1996;

         (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article VIII of the Company's Articles of Incorporation provide as follows:


                         INDEMNIFICATION, ETC. OF
                 OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

    A. Limitation of Liability. No director shall be personally liable to the Company or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be eliminated to the extent provided by Section 7.06B. of the Texas Miscellaneous Corporation Laws Act or any successor provision thereto. No amendment to or repeal of this Subsection (A) to Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

    B. Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any predecessor of the Company, or is or was serving at the request of the Company or any predecessor of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law.

    C. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Company in defending a civil or criminal action, suit or proceeding

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described in Article VIII.B. shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he or she has met the standard of conduct necessary for indemnification under relevant law and a written undertaking to repay such amount if it shall ultimately be determined that the person has not met that standard or if it is ultimately determined that indemnification of the person against expenses incurred by him or her in connection with that proceeding is prohibited by relevant law.

    D.   Other Rights and Remedies.  The indemnification provided by this
Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Company s Articles of Incorporation, any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action as adjudicated and
(i) the person is found liable on the basis that personal benefit was improperly received by him or her; (ii) the person is found liable to the Company; or (iii) the person is found liable for willful or intentional misconduct in the performance of his duty to the Company; provided, however, that persons found liable under clauses (i) and (ii) above, may still be indemnified solely as to reasonable expenses actually incurred by such person in connection with the proceeding.

    E. Insurance. Upon resolution passed by the Board, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or another enterprise, against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his status, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article or the TBCA.

    F. Modification. The duties of the Company to indemnify and to advance expenses to a director or officer provided in this Article VIII shall be in the nature of a contract between the Company and each such director or officer, and no amendment or repeal of any provision of this
Article VIII shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

    G. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article VIII, the Company shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall

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not be deemed to include counter-claims or affirmative defenses), or participated in as an intervenor or amicus curiae by, the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

Item 7.  Exemption from Registration Claimed.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

   No.     Exhibit                                                      Page
   ---     -------                                                      ----

   4.0     Specimen Common Stock Certificate of First Federal
             Bancshares of Arkansas, Inc.*                                 --

   5.0     Opinion of Elias, Matz, Tiernan & Herrick                       E-1
            L.L.P. as to the legality of the securities

  10.1     First Federal Bancshares of Arkansas, Inc.                      E-3
            Stock Option Plan

  23.1     Consent of Elias, Matz, Tiernan & Herrick                        --
            L.L.P. (contained in the opinion included as Exhibit 5)

  23.2     Consent of Deloitte & Touche LLP                               E-13

  24.0     Power of attorney for any subsequent                             --
            amendments is located in the signature pages

--------------------------
* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-612) filed with the Commission on January 25, 1995, as amended.

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Arkansas on July 31, 1997.


                                        By:   /s/ Frank L. Coffman, Jr.
                                              -----------------------------
                                              Frank L. Coffman, Jr.
                                              Chairman of the Board and Chief
                                               Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Frank L. Coffman, Jr. his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments

Name                            Title                                    Date
----                            -----                                    ----
/s/ Frank L. Coffman, Jr.
------------------------------  Chairman of the Board and Chief          July 31, 1997
Frank L. Coffman, Jr.             Executive Officer

/s/ Larry J. Brandt
------------------------------  President, Chief Operating Officer       July 31, 1997
Larry J. Brandt                   and Director

/s/ John P. Hammerschmidt
------------------------------  Director                                 July 31, 1997
John P. Hammerschmidt

/s/ James D. Heuer
------------------------------  Director                                 July 31, 1997
James D. Heuer



/s/ William F. Smith
------------------------------  Director                                 July 31, 1997
William F. Smith

/s/ Tommy W. Richards           Senior Vice President and Chief          July 31, 1997
------------------------------    Financial Officer
Tommy W. Richards                 (principal financial officer)










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